EXHIBIT 5.1

[Letterhead of Sullivan & Cromwell LLP]

March 2, 2023

SVB Financial Group

3003 Tasman Drive

Santa Clara, CA 95054

Ladies and Gentlemen:

We are acting as counsel to SVB Financial Group, a Delaware corporation (the “Company”) in connection with the filing today by the Company of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”). The Registration Statement registers the following securities:

•	shares of common stock, par value $0.001 per share (the “Common Stock”);

•	preferred stock, par value $0.001 per share (the “Preferred Stock”);

•	depositary shares (evidenced by depositary receipts) representing interests in shares of Preferred Stock (the “Depositary Shares”);

•	senior debt securities and subordinated debt securities (collectively, the “Debt Securities”); and

•	warrants, stock purchase contracts and units.

The foregoing securities are referred to collectively as the “Securities.”

In connection with the filing of the Registration Statement, we, as your counsel, have examined such corporate records, certificates and other documents, including the resolutions of the Company’s Board of Directors (including committees thereof) authorizing the registration and issuance of the Securities (the “Resolutions”), and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination it is our opinion that:

(1)

Common Stock of the Company: When the Registration Statement has become effective under the Act, the terms of the sale of the Common Stock have been duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation, as may be amended, so as to include a number of shares of Common Stock to be issued not in excess of the number of shares of Common Stock then authorized and not outstanding or reserved for issuance, the Common Stock has been duly issued and sold as contemplated by the Registration Statement for a price per share determined by the Company’s Board of Directors (including committees thereof) which is not less than the par value thereof, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Common Stock will be validly issued, fully paid and nonassessable. The Common Stock covered in the opinion in this paragraph includes any Common Stock of the Company that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

(2)

Preferred Stock of the Company. When the Registration Statement has become effective under the Act, the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation, as may be amended, so as to include a number of shares of Preferred Stock to be issued not in excess of the number of shares of Preferred Stock then authorized and not outstanding or reserved for issuance, a certificate of designations with respect to the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware, the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement for a price per share determined by the Company’s Board of Directors (including committees thereof) which is not less than the par value thereof, and if all the foregoing actions are taken pursuant to the authority granted in the

Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Preferred Stock will be validly issued, fully paid and nonassessable. The Preferred Stock covered in the opinion in this paragraph includes any Preferred Stock of the Company that may be represented by depositary shares or may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

(3)

Depositary Shares of the Company. When the Registration Statement has become effective under the Act, the terms of the deposit agreement under which the Depositary Shares are to be issued (each, a “Deposit Agreement”) have been duly established, the Deposit Agreement has been duly authorized, executed, and delivered by the parties thereto, the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement, the Preferred Stock represented by the Depositary Shares has been duly authorized and validly issued and is delivered to the applicable depositary, the depositary receipts evidencing the Depositary Shares have been duly issued against deposit of the Preferred Stock in accordance with the Deposit Agreement and issued and sold as contemplated in the Registration Statement for a price determined by the Company’s Board of Directors (including committees thereof) which is not less than the par value of the underlying shares of Preferred Stock represented thereby, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the depositary receipts evidencing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the Deposit Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Depositary Shares covered by the opinion in this paragraph include any Depositary Shares that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

(4)

Debt Securities of the Company. When the Registration Statement has become effective under the Act, the indentures (each, an “Indenture”) relating to the relevant Debt Securities have been duly authorized, executed and delivered, the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture under which it is to be issued, the Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the related Indenture and issued and sold as contemplated in the Registration Statement, the basic prospectus included therein and the appropriate prospectus supplement or supplements, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Debt Securities covered by the opinion in this paragraph include any Debt Securities that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities, as well as any Stock Purchase Contracts (as defined below) or units that may be issued under the Indentures relating to the Debt Securities.

(5)

Warrants of the Company. When the Registration Statement has become effective under the Act, the terms of the governing instrument or agreement under which the warrants are to be issued (the “Warrant Agreement”) have been duly established, the Warrant Agreement has been duly authorized, executed and delivered by the parties thereto, the terms of such warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and the warrants have been duly executed, authenticated, issued and delivered in conformity with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The warrants covered by the opinion in this paragraph include any warrants that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities, but they do not include any Debt Securities.

(6)

Stock Purchase Contracts of the Company. When the Registration Statement has become effective under the Act, the terms of the governing instruments or agreements under which one or more stock purchase contracts (“Stock Purchase Contracts”) are to be issued (the “Stock Purchase Contract Agreement”) have been duly established, the Stock Purchase Contract Agreement has been duly authorized, executed and delivered by the parties thereto, the terms of such Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the Stock Purchase Contract Agreement, such Stock Purchase Contracts have been duly executed, authenticated, issued and delivered in accordance with the Stock Purchase Contract Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Stock Purchase Contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Stock Purchase Contracts covered by the opinion in this paragraph include any Stock Purchase Contracts that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities, but they do not include any Debt Securities.

(7)

Units of the Company. When the Registration Statement has become effective under the Act, the terms of the unit agreement under which one or more units are to be issued (the “Unit Agreement”) have been duly established, the Unit Agreement has been duly authorized, executed and delivered by the parties thereto, the terms of the units and of their issuance and sale have been duly established in conformity with the Unit Agreement, such units have been duly executed, authenticated, issued and delivered in accordance with the Unit Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The units covered by the opinion in this paragraph include any units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities, but they do not include any Debt Securities.

We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

In rendering the foregoing opinion, we are expressing no opinion as to Federal or state laws relating to fraudulent transfers and we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Securities.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed without independent verification, that the Indenture has been duly authorized, executed and delivered by the trustee thereunder, that all other governing documents under which the Securities are to be issued, as well as the Stock Purchase Contracts, if applicable, will have been duly authorized, executed and delivered by all parties thereto other than the Company and that the signatures on documents examined by us are genuine. We have further assumed that the issuance or delivery by the Company of any securities other than the Securities, or of any property, upon exercise or otherwise pursuant to the terms of the Securities will be effected so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. Finally, we have assumed that the authority granted in the Resolutions will remain in effect at all relevant times and that no Securities will be issued or other action taken in contravention of any applicable limit established pursuant to the Resolutions from time to time.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Validity of Securities” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP